UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2020

Temir Corp.

 (Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-213996

(Commission File Number)

98-1321204

 (IRS Employer Identification No.)

Suite 1802-03, 18/F, Strand 50, 50 Bonham Strand, Sheung Wan, Hong Kong.

(Address of principal executive offices) (Zip Code)

(852) 2852 7388

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TMRR	OTC Markets-Pink Sheet

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On April 2, 2020, Temir Corp. (the “Company”) as purchaser and Ace Vantage Investments Limited (the “Vendor”) as vendor entered into a sale and purchase agreement (the “Agreement”) with respect to the acquisition of the entire issued share capital of JTI Financial Services Group Limited (“JTI”) for a consideration of US$4,686,272, which will be satisfied by the allotment and issue of the shares of the Company.

Upon completion on April 30, 2020, the Company will be interested in the entire equity interest in JTI, and as such, JTI will become a wholly-owned subsidiary of the Company.

The foregoing description of the sale and purchase agreement does not purport to be completed and is qualified in its entirety by reference to the complete text of the Agreement, which is incorporated herein by reference and attached hereto as exhibit 10.1

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description

10.1	Sale and purchase agreement, dated April 2, 2020, between the Company and Ace Vantage Investments Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Temir Corp.

Date: April 2, 2020	By:	/s/ Brian Wong
	Name:	Brian Wong
	Title:	Chief Executive Officer

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